Exhibit 99.1

    The First Bancshares, Inc. Announces 3rd Quarter 2007 Earnings Guidance

     HATTIESBURG, Miss.--(BUSINESS WIRE)--Aug. 24, 2007--The First Bancshares, Inc. (NASDAQ:FBMS) today announces guidance on the earnings for the quarter ending September 30, 2007. The First Bancshares, Inc. earnings for the quarter ending September 30, 2007 will include $0.07 earnings per share gain on a parcel of real estate that was recently sold.

     The First Bancshares, Inc., headquartered in Hattiesburg, Mississippi, is the holding company for The First, a National Banking Association. The First operates ten branches in southern Mississippi. The First Bancshares has $474,000 million in assets and has 2,987,884 shares outstanding traded on the NASDAQ Global Market with the symbol of FBMS.

     Investors can access additional information or on-line banking and bill pay services at www.thefirstbank.com.


     CONTACT: The First Bancshares, Inc.
              David Johnson, CEO, 601-268-8998
              or
              DeeDee Lowery, CFO, 601-268-8998